UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2010 lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2285 Clark Drive Vancouver, British Columbia Canada,	V5N 3G9

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (604) 732-6124

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 25, 2010, lululemon athletica inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended January 31, 2010 and certain other information. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As previously announced, the Company has scheduled a conference call for 9:00 a.m. EST on March 25, 2010 to discuss financial results.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On March 24, 2010, David M. Mussafer advised the Board of Directors (the “Board”) of lululemon athletica inc. that he will not be standing for re-election to the Board at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Mussafer intends to retire from the Board upon the completion of his current term at the Annual Meeting. His decision not to stand for re-election at the Annual Meeting was not due to any disagreement with the Company. In connection with Mr. Mussafer’s retirement, the Board, by resolution in accordance with the Company’s Third Amended and Restated Bylaws, has reduced its size from nine members to eight, effective immediately prior to the Annual Meeting. This reduction will have the effect of reducing the number of Class III directors of the Board standing for election at the Annual Meeting from three members to two.
(e)
John E Currie Executive Employment Agreement
On March 24, 2010, the Company’s wholly-owned subsidiary, lululemon athletica canada inc. (“lululemon canada”), entered into an Executive Employment Agreement with its current Executive Vice President and Chief Financial Officer, John E. Currie (the “Currie Agreement”), amending the terms of Mr. Currie’s employment with the Company. The Currie Agreement supersedes and replaces in its entirety Mr. Currie’s prior offer letter with the Company, dated December 20, 2006.
Under the terms of the Currie Agreement, Mr. Currie will receive an annual base salary of CDN$400,000. Mr. Currie’s target bonus under the Company’s Executive Bonus Plan, as amended from time to time, will equal 60% of his base salary, provided that specified Company and individual performance goals are met. Mr. Currie will receive four weeks of paid vacation each year.
Mr. Currie covenants that he will not serve as a director of more than two entities that are unrelated to the Company, and agrees to obtain the advance consent of the Company’s Chief Executive Officer prior to commencing any such service for an unrelated entity.
The Company will reimburse Mr. Currie for all reasonable out-of-pocket expenses and he is entitled to participate in the employee benefit and fringe benefit arrangements generally available to the Company’s senior executive employees.
Mr. Currie’s employment may be terminated by Mr. Currie or by the Company at any time, with or without cause. In the event Mr. Currie’s employment is terminated by the Company without cause, Mr. Currie will be entitled to reasonable notice of termination, compensation in lieu of such reasonable notice of termination, or some combination thereof. Mr. Currie also agrees to be bound by the terms and conditions of the Non-Compete, Non-Solicitation and Non-Disparagement Agreement, pursuant to which Mr. Currie agrees, during the 12-month period following his termination, not to compete with the Company or solicit for employment any Company employee.
Delaney Schweitzer Executive Employment Agreement
On March 24, 2010, lululemon canada entered into an Executive Employment Agreement with its current Executive Vice President of Retail Operations North America, Delaney Schweitzer (the “Schweitzer Agreement”), amending the terms of Ms. Schweitzer’s employment with the Company. The Schweitzer Agreement supersedes and replaces in its entirety Ms. Schweitzer’s prior offer letter with the Company, dated May 6, 2008.
Under the terms of the Schweitzer Agreement, Ms. Schweitzer will receive an annual base salary of CDN$250,000. Ms. Schweitzer’s target bonus under the Company’s Executive Bonus Plan, as amended from time to time, will equal 60% of her base salary, provided that specified Company and individual performance goals are met. Ms. Schweitzer will receive four weeks of paid vacation each year.

Ms. Schweitzer covenants that she will not serve as a director of more than one entity that is unrelated to the Company, and agrees to obtain the advance consent of the Company’s Chief Executive Officer prior to commencing any such service for an unrelated entity.
The Company will reimburse Ms. Schweitzer for all reasonable out-of-pocket expenses and she is entitled to participate in the employee benefit and fringe benefit arrangements generally available to the Company’s senior executive employees.
Ms. Schweitzer’s employment may be terminated by Ms. Schweitzer or by the Company at any time, with or without cause. In the event Ms. Schweitzer’s employment is terminated by the Company without cause or due to Ms. Schweitzer’s permanent disability, and subject to her compliance with the surviving terms of the Non-Compete, Non-Solicitation and Non-Disparagement Agreement, she will be entitled to receive an amount equal to her base salary for the 15-month period following such termination date. Ms. Schweitzer also agrees, pursuant to the Non-Compete, Non-Solicitation and Non-Disparagement Agreement, that during the 15-month period following her termination, she will not compete with the Company or solicit for employment any Company employee.
Sheree Waterson Executive Employment Agreement
On March 24, 2010, lululemon canada entered into an Executive Employment Agreement with its Executive Vice President of General Merchandise Management, Supply Chain and Logistics, Sheree Waterson (the “Waterson Agreement”), amending the terms of Ms. Waterson’s employment with the Company. The Waterson Agreement supersedes and replaces in its entirety Ms. Waterson’s prior offer letter with the Company, dated December 10, 2008.
Under the terms of the Waterson Agreement, Ms. Waterson will receive an annual base salary of CDN$385,000. Ms. Waterson’s target bonus under the Company’s Executive Bonus Plan, as amended from time to time, will equal 60% of her base salary, provided that specified Company and individual performance goals are met. Ms. Waterson will receive four weeks of paid vacation each year.
Ms. Waterson covenants that she will not serve as a director of more than one entity that is unrelated to the Company, and agrees to obtain the advance consent of the Company’s Chief Executive Officer prior to commencing any such service for an unrelated entity.
The Company will reimburse Ms. Waterson for all reasonable out-of-pocket expenses and she is entitled to participate in the employee benefit and fringe benefit arrangements generally available to the Company’s senior executive employees.
Ms. Waterson’s employment may be terminated by Ms. Waterson or by the Company at any time, with or without cause. In the event Ms. Waterson’s employment is terminated by the Company without cause or due to Ms. Waterson’s permanent disability, and subject to her compliance with the surviving terms of the Non-Compete, Non-Solicitation and Non-Disparagement Agreement, she will be entitled to receive an amount equal to her base salary for the 15-month period following such termination date. Ms. Waterson also agrees, pursuant to the Non-Compete, Non-Solicitation and Non-Disparagement Agreement, that during the 15-month period following her termination, she will not compete with the Company or solicit for employment any Company employee.
Performance Share Award Program
On March 24, 2010, the Board approved a performance share award program under the Company’s 2007 Equity Incentive Plan (the “Plan”). The performance share awards will vest over a three-year period in accordance with performance-based criteria, provided the award holder continues to be an employee or service provider to the Company at the time the performance goals are met. Each performance share unit represents the contingent right of the participant to receive shares of Company’s common stock, subject to the terms and conditions of the Performance Share Agreement.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release entitled “lululemon athletica inc. Announces Fourth Quarter and Full Year Fiscal 2009 Results,” issued on March 25, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.
Dated: March 24, 2010	/s/ John E. Currie
John E. Currie
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “lululemon athletica inc. Announces Fourth Quarter and Full Year Fiscal 2009 Results,” issued on March 25, 2010.